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                                                                    EXHIBIT 10.4


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS IS AN EMPLOYMENT AGREEMENT made as of the ___ day of November, 1997 and effective as of January 1, 1997, by and between SONIC FOUNDRY, INC. ("Sonic Foundry") and RIMAS BUINEVICIUS ("Employee"), who resides at
____________________________________.

     WHEREAS, Employee has been serving as Chief Executive Officer of Sonic Foundry since January, 1997; and

     WHEREAS, Sonic Foundry desires to continue to employ Employee, and Employee desires to continue to be employed by Sonic Foundry; and

     WHEREAS, Sonic Foundry and Employee desire to enter into an employment agreement which will confirm and set forth the terms and conditions of Employee's employment with Sonic Foundry.

     NOW THEREFORE, in consideration of the premises to this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sonic Foundry and Employee agree as follows:

     1. Sonic Foundry hereby hires and employs the Employee, and the Employee agrees to continue to work for Sonic Foundry under the following terms hereby agreed upon.

     2. The Employee is hereby engaged to work in the executive capacity of Chief Executive Officer of Sonic Foundry, or any other capacity so designated by Sonic Foundry, generally consistent with Employee's present duties and responsibilities.

     3. The Employee shall enter into service and commence work hereunder as of the date hereof and the employment shall continue, unless sooner terminated pursuant to the terms hereof, until
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January 1, 2001 (the "Contract Term").

     4. The Employee agrees that he shall devote sufficient skill, labor and attention to said employment during the Contract Term in order to promptly and faithfully do and perform all services pertaining to said position that are or may hereafter be required of him by Sonic Foundry during the Contract Term.

     5.  Sonic Foundry agrees as follows:

          (a) Sonic Foundry shall pay the Employee a base salary at the rate of $125,000 per year during each year of the Contract Term, payable bi-weekly. The Board of Directors of Sonic Foundry (or a duly constituted and empowered committee thereof) may further increase Employee's salary effective on each anniversary date of this Agreement, at its discretion. In addition, the Employee shall receive annual bonuses as may be declared by the Board of Directors of Sonic Foundry (or a duly constituted and empowered committee thereof).

          (b) Employee shall receive such other incidental benefits of employment, such as insurance, pension plan and ESOP participation, and vacation, as are provided generally to Sonic Foundry's other salaried employees on the same terms as are applicable to such other employees. For purposes of such incidental benefits of employment which are based upon income, including but not limited to insurance, pension plan and ESOP participation, income shall be deemed to include all amounts payable pursuant to paragraph 5(a) hereof.

          (c) Employee shall also be reimbursed for all reasonable

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business expenses incurred in connection with his employment.

          (d) Prior to the beginning of any calendar year, Employee may defer any portion of his compensation otherwise payable in said following calendar year, by providing written notification to the Board of Directors of Sonic Foundry. Said aggregate deferrals may be payable in installments or in lump sum and shall be subject to the provisions of paragraph six (6) hereof.

     6. (a) This Agreement and the employment of Employee hereunder shall terminate on the first to occur of:

               (i) the expiration of the term specified in Paragraph 3 hereof;

               (ii) the death or Physical or Mental Disability of Employee as described in Paragraph (g) hereof;

               (iii) Employee's voluntary departure from employment other than for those reasons described herein in Paragraph 6(c);

               (iv) Employee's termination pursuant to Paragraphs (b) or (c) hereof.

          (b) The Board of Directors of Sonic Foundry may terminate or shall be deemed to have terminated the employment of Employee at any time:

               (i) "with cause" upon the conviction of the Employee for a malfeasance (i.e. theft, embezzlement, fraud or a dishonest act) against Sonic Foundry; or

               (ii) "without cause" if they shall determine that it is in the best interests of Sonic Foundry to terminate this

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     Agreement for any reason other than the reason described in subparagraph
     (i) of this paragraph 6(b).

          (c) In the event, whether prior to or subsequent to a "Change in Control", as hereinafter defined in paragraph 6(e), Employee and Sonic Foundry shall hereafter jointly determine (i) that Employee's status or responsibilities with Sonic Foundry has or have been reduced, including but not limited to the assignment to Employee of any duties, positions, responsibilities or tasks inconsistent with those immediately prior to said reduction, or (ii) that Sonic Foundry has failed to perform its obligations hereunder or in the event, subsequent to a "Change in Control", Employee and Sonic Foundry shall jointly determine that the financial prospects of Sonic Foundry have significantly declined to a level where the future operations of Sonic Foundry would be impaired, Employee shall have the right to terminate his employment with Sonic Foundry by written notice thereof and shall be treated as having terminated his employment pursuant to paragraph 6(f) hereof. In the event that Employee and Sonic Foundry are unable to agree upon any determination pursuant to this paragraph 6(c), an arbitrator, jointly selected by the parties, shall resolve the dispute. In the event the parties are unable to agree upon an arbitrator, the arbitrator shall be selected by two additional arbitrators, one of which shall be an arbitrator selected by Sonic Foundry and the other of which shall be an arbitrator selected by the Employee.

          (d)  In the event Employee's termination is for any

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reason set out in Paragraphs 6(a)(iii) above prior to a Change in Control or
Paragraphs 6(a)(i) or 6(b)(i) above at any time, Employee shall not be entitled to any termination payments or benefits other than (i) salary and other accrued benefits earned up to the date of termination; and (ii) amounts deferred pursuant to Paragraph 5(d) hereof. In the event Employee's termination is for any reason set out in paragraph 6(a)(ii) above prior to a Change in Control, Employee shall be entitled to (i) salary and other accrued benefits earned up to the last day of the month of the date of death or Date of Disability (as defined in paragraph (g) hereof); (ii) all amounts deferred pursuant to paragraph 5(d) hereof and, (iii) a lump sum termination payment equal to the highest yearly salary and bonus paid to Employee pursuant to paragraph 5(a) in any year during the 3 years immediately subsequent to the year in which the death or disability occurs, and, if termination is due to disability, Employee shall also be entitled to the medical, health and insurance-related benefits as set forth in paragraph 5(b) hereof prior to and for one year following the date of disability.

     (e) For purposes of determining whether a "Change in Control" has occurred, a "Change in Control" shall be defined as the occurrence at any time during the Contract Term of any of the following events:

               (1) A change in control of a nature that would have had to have been reported in Sonic Foundry's proxy statement, if Sonic Foundry were required to have filed proxy statements under the Securities Exchange Act of 1934 (the "Exchange

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     Act").

               (2) Sonic Foundry is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of Sonic Foundry immediately prior to such merger, consolidation or reorganization;

               (3) Sonic Foundry sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by the stockholders of Sonic Foundry, directly or indirectly, immediately prior to or after such sale;

               (4) Any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of voting securities of Sonic Foundry.

               (5) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of Sonic Foundry cease for any reason to

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     constitute at least a majority thereof unless the election, or the nomination or election by Sonic Foundry's stockholders, of each new Director of Sonic Foundry was approved by a vote of at least two-thirds of such Directors of Sonic Foundry then still in office who were Directors of Sonic Foundry at the beginning of any such period.

          (f) Upon a termination of Employee's employment for any reason set out in Paragraphs 6(a)(ii) or 6(a)(iii) subsequent to a Change in Control or upon a termination pursuant to the provisions of Paragraph 6(b)(ii) or Paragraph 6(c) above at any time, Employee shall be entitled to (i) salary and other accrued benefits earned up to the last day of the month in which employment was terminated; (ii) all amounts deferred pursuant to Paragraph 5(d) hereof, and
(iii) a lump sum termination payment equal to three (3) times the highest yearly salary and bonus paid to Employee pursuant to Paragraph 5(a) in any year during the last three (3) years immediately prior to termination. Employee shall also be entitled to the medical, health and insurance-related benefits as set forth in Paragraph 5(b) hereof prior to and for three years following the date of termination.

          (g) As used herein, "Physical or Mental Disability" shall mean a serious illness, accident or any other physical or mental incapacity which prevents Employee from substantially performing his duties hereunder for a continuous period of twelve months. The last day of any such twelve (12) month period shall be Employee's "Date of Disability".

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          (h) All payments to be made in the event of the death of the Employee shall be made to the Employee's surviving spouse, or in the event the Employee dies without leaving a surviving spouse, then to such beneficiary as the Employee may designate in writing to Sonic Foundry for that purpose, or if the Employee has not so designated, then to the personal representative of the estate of the Employee.

          (i) This Section 6 shall not be deemed a limitation of the Employee's benefits under any death or disability plan currently in effect.

          (j) If litigation shall be brought to enforce or interpret any provision contained in this Agreement, Sonic Foundry agrees to indemnify the Employee for his reasonable attorneys' fees and disbursements incurred in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the Employee calculated at the prime rate of First National Bank of Chicago, in effect from time to time from the date that payment(s) to him should have been made under this Agreement; provided that the Employee shall not have been found by the court to have acted in bad faith, which finding must be final with the time to appeal therefrom having expired and no appeal having been taken.

     7. The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement

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in the same manner and to the same extend that the Employer would be required to perform it if no such succession had taken place. As used in this paragraph, "Employer" shall mean Sonic Foundry, Inc. and any successor to its business and/or assets as aforesaid which executed and delivers the agreement provided for this paragraph 7, or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     8. Employee understands that in the course of his employment with Sonic Foundry, he shall or may be making use of, acquiring, or adding to confidential information of a special and unique nature and value relating to such matters as Sonic Foundry's trade secrets, systems, inventions, programs (including, without limitation, Sonic Foundry's computer software programs), procedures, manuals, confidential reports and communications, and lists of customers and clients. Employee also understands that any information, data and materials received by Sonic Foundry from third-parties in confidence (or subject to nondisclosure or similar covenants), including but not limited to customers, prospective customers, joint ventures, parties to cooperative agreements or partners, shall be deemed to be and shall be confidential information. Employee hereby confirms that he has not and shall not, except with the express, prior written consent of Sonic Foundry, or except if he is acting as an employee of Sonic Foundry solely for the benefit of Sonic Foundry in connection with Sonic Foundry's business and in accordance with Sonic Foundry's business practices and employee policies, at any time during or following

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the term of his employment by Sonic Foundry, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any of such information which has been obtained by or disclosed to him as a result of his employment by Sonic Foundry. Further, Employee agrees to be bound by all nondisclosure or similar covenants between Sonic Foundry and any third-party.

     9. Employee further understands that all of the following information and materials are "Protected Information" belonging to Sonic Foundry and shall be kept strictly confidential, even if not physically marked as such:

          a. Applications, operating system, database, communication and other computer software, whether now or hereafter existing, developed for use on any operating system, all modifications, enhancements and versions and all options available with respect thereto, and all future products developed or derived therefrom;

          b. Source and object codes, flowcharts, algorithms, coding sheets, routines, sub-routines, compilers, assemblers, design concepts, and related documentation and manuals;

          c. Products, inventions, production processes, marketing techniques and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, customer

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               and prospect names and requirements, employee, customer supplier and distributor data, and other materials and information relating to Sonic Foundry's business and activities and the manner in which Sonic Foundry does business;

          d. Discoveries, concepts and ideas including, without limitation, the nature and results of research and development activities, processes formulas, inventions, computer-related equipment or technology, techniques, "know-how", designs, drawings, and specifications;

          e. Any other materials or information related to the business or activities of Sonic Foundry which are not generally known to others engaged in similar businesses or activities;

          f. All ideas which are derived from or relate to Employee's access to or knowledge of any of the above enumerated materials and information; and

          g. All information, data and materials received by Sonic Foundry from third-parties in confidence ( or subject to nondisclosure or similar covenants), including but not limited to information, data and materials received by Sonic Foundry from customers, prospective customers, joint ventures, parties to cooperative agreements or partners.

     10.  At Sonic Foundry's request, or, in the absence of such a

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request, upon termination of Employee's employment with Sonic Foundry, Employee agrees to turn over to Sonic Foundry all notes, data tapes, lists, reference items, sketches, drawings, memoranda, records, and other materials in any way relating to any financial data, Protected Information and Inventions, and other documents that are in his possession or control belonging to Sonic Foundry or relating to its business.

     11. Employee represents and warrants that his employment with Sonic Foundry does not and will not breach any agreement or duty which he has to any other party to keep in confidence any confidential information belonging to others. Employee will not disclose to Sonic Foundry or use in its behalf any confidential information belonging to others. Except as set forth on any exhibit that is attached hereto and signed by both parties hereof, Employee does not claim an ownership interest in any inventions.

     12. Employee acknowledges that if he were to compete with Sonic Foundry in the audio and multimedia software development business, it could cause serious harm to Sonic Foundry. In the event that the Employee terminates this Agreement or Sonic Foundry terminates this Agreement, the Employee agrees that he will not engage in the audio software business for a period of two (2) years from the time of Employee's termination of employment within the Continental United States. This covenant shall survive the termination of this Agreement and shall apply to any renewal or extension of employment. The restrictive covenant contained herein shall be given the broadest lawful and enforceable scope

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permissible for the protection of Sonic Foundry.  Employee has carefully considered his obligations as stated herein and agrees that the restrictions contained herein are fair and reasonable and are reasonably required for the protection of Sonic Foundry.

     13. Employee understands that a breach of this Agreement including, but not limited to, unauthorized copying, assignment, transfer or distribution of Protected Information and Inventions will result in irreparable or immeasurable damage to Sonic Foundry and that Sonic Foundry is authorized to seek injunctive relief against Employee. Employee also consents to the exclusive jurisdiction of the Dane County Circuit Courts or the Federal District Court for the Western District of Wisconsin, both located in Madison, Wisconsin, as the appropriate forums for resolution of any dispute arising from this Agreement, including issuance of an injunction. Employee understands that this provision regarding the issuance of an injunction does not limit any remedies at law or equity otherwise available to Sonic Foundry.

     14. No oral arrangements have been made between the parties hereto and this Agreement may be amended only in writing signed by both parties.

     15. The rights and obligations of Sonic Foundry under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Sonic Foundry. Employee may not assign his obligations under this Agreement.

     16.  If any provision of this Agreement shall be declared

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invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and shall continue in full force and effect.

     17. This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

EMPLOYEE:                               SONIC FOUNDRY, INC.


____________________________            By: ________________________
Rimas Buinevicius
                                        Title:______________________

____________________________
Witness

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